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                                                                   EXHIBIT 10(n)

                                  WELLMAN, INC.
                      2004 RESTRICTED STOCK GRANT AGREEMENT

SECTION I. GRANT

1.1 This Grant of Restricted Stock is made pursuant to and is subject to the terms of the Wellman, Inc. Restricted Stock Plan which is effective June 1, 2004 (the "Plan"). All capitalized terms used herein and not defined in this document have the meaning given such terms in the Plan. Each Grant made pursuant to the Plan is an Award and shall be subject to all the terms and conditions of the Plan, which are incorporated herein by reference.

1.2 EFFECTIVE DATE. This Grant is effective on July 1, 2004 (the "Effective Date").

SECTION II. CERTAIN DEFINITIONS

2.1 CAUSE in the context of a termination of employment means only one or more of the following: (i) the commission in the course of employment of any dishonest or fraudulent act; (ii) a conviction of a felony (from which, through lapse of time or otherwise, no successful appeal shall have been made) whether or not committed in the course of employment; (iii) the willful refusal to carry out reasonable instructions of the Board which could have a material adverse effect upon the Company or any of its Subsidiaries; and (iv) the willful disclosure of any trade secrets or material confidential corporate information to any Person not authorized to know same.

2.2 DISABILITY shall mean a determination by the Committee that the Employee is unable to perform the duties required of him or her by the Company as a result of any physical or mental condition.

2.3 INITIAL RESTRICTED PERIOD means the period commencing on June 1, 2004 and ending on May 31, 2006; provided, however, that upon the written request of the Participant given to the Company at least six months before the expiration of the Initial Restricted Period or any Subsequent Restricted Period and prior to termination of employment (regardless of the reason for termination), the Restricted Period may be extended for a period of not less than two years from the date such Restricted Period expires (the "Subsequent Restricted Period").

2.4 RESTRICTED PERIOD means either the Initial Restricted Period or a Subsequent Restricted Period, as applicable.
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2.5 RESTRICTED STOCK means shares of Common Shares which are issued by the
Company pursuant to this Grant Agreement and which are subject to forfeiture, restrictions on transfer and other restrictions as are set forth in Section IV hereof.

2.6 SUBSIDIARY means a corporation of which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by Wellman, Inc.

Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.

SECTION III. AWARD

3.1 AWARD. The Committee has designated the person executing this Grant Agreement as a Participant eligible to receive 10,000 shares of Restricted Stock and this Grant is made subject to the terms and conditions in this Grant Agreement and the Plan. No payment for such shares is required except pursuant to Section 5.2.

3.2 ACCEPTANCE. By accepting this Grant of Restricted Stock the Participant acknowledges and agrees that the shares of Restricted Stock are subject to the terms and conditions of this Grant Agreement and the Plan.

3.3 ADJUSTMENTS. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividend) of the Company assets to stockholders, or any other change affecting shares or the Company's capitalization, such adjustments as the Committee in its discretion may deem appropriate to reflect such change or to fairly preserve the intended benefits of the Plan shall be made. In addition, any shares issued by the Company through the assumption or substitution of outstanding stock awards or award commitments from an acquired company or other entity shall not reduce the shares available for issuance under the Plan.

SECTION IV. TERMS OF RESTRICTED STOCK

4.1  TERMS OF RESTRICTED STOCK

(a) Prior to the expiration of the Restricted Period the Participant shall not sell, transfer, pledge or otherwise encumber ("Transfer") the Restricted Stock and any such Transfer shall be void. After the Restricted Period the Participant shall not Transfer the Restricted Stock in any manner that could violate any securities laws or result in short swing profits.

(b) The Participant shall not be entitled to delivery of a certificate evidencing the shares of Restricted Stock until the expiration or termination of the Restricted Period and the satisfaction of any and all other conditions specified in this Grant Agreement.
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(c) Any shares of Restricted Stock which are forfeited pursuant to this Grant
Agreement shall be cancelled and all rights of the Participant with respect to such forfeited shares of Restricted Stock shall terminate without further obligation on the part of the Company upon the occurrence of any of the events set forth below in subsection 4.4.

4.2  CUSTODY OF SHARES OF RESTRICTED STOCK; RIGHTS WITH RESPECT TO STOCK.

(a) The Restricted Stock granted hereunder shall be issued and registered in the Participant's name and shall be held by the Company during the Restricted Period. The Company shall serve as attorney-in-fact for the Participant during the Restricted Period with full power and authority in the Participant's name to assign and convey to the Company any shares of Restricted Stock held by the Company for such Participant if the Participant forfeits the shares under the terms of this Grant Agreement. Each certificate representing shares of Restricted Stock may bear a legend referring to this Grant Agreement and the Plan and the risk of forfeiture of the shares of Restricted Stock and stating that such shares of Restricted Stock are nontransferable until all restrictions have been satisfied and the legend has been removed.

(b) During the Restricted Period, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares; provided, however, that such Restricted Stock and any new, additional or different securities the Participant may become entitled to receive with respect to such Restricted Stock by virtue of a stock split, dividend or other change in the corporate or capital structure of the Company, shall be subject to the restrictions described in this Grant Agreement.

4.3  DISTRIBUTION OF RESTRICTED STOCK.

If the Participant remains in the continuous employment or service of the Company or any Subsidiary during the entire Restricted Period and otherwise does not forfeit such shares of Restricted Stock pursuant to subsection 4.4 or any other terms of the Grant Agreement, all restrictions applicable to the shares of Restricted Stock shall lapse upon expiration or termination of the Restricted Period, and a certificate or certificates of unrestricted Common Shares representing the shares of Restricted Stock shall be delivered to the Participant.

4.4  FORFEITURE.

(a) If a Participant's service or employment is terminated before the expiration of the Restricted Period due to Disability or death of the Participant the restrictions in subsection 4.1 (a) and (b) shall lapse. The certificate or certificates representing the shares of Restricted Stock upon which the restrictions have lapsed pursuant to this subsection 4.4(a) shall be delivered to the Participant (or in the event of the Participant's death, to his beneficiary or estate) after the Participant or his legal representative complies with the terms of Section 5.2.

(b) If a Participant's service or employment is terminated by the Company or any Subsidiary without Cause (other than as a result of death or Disability) before the expiration of the Initial
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Restricted Period then the restrictions set forth in subsection 4.1 (a) and (b)
shall lapse with respect to a portion of the Restricted Stock determined as follows: the number of shares of Restricted Stock as to which the restrictions will lapse (rounded up to the nearest whole share) will be the total number of shares of Restricted Stock granted to the Participant in this Grant Agreement multiplied by a fraction, the numerator of which shall be the number of months the Participant has remained an employee (or in the service of) of the Company or a Subsidiary since June 1, 2004 and the denominator of which shall be 24. The remainder of the shares of Restricted Stock will be forfeited. If a Participant's service or employment is terminated by the Company or any Subsidiary without Cause after the expiration of the Initial Restricted Period then all the restrictions shall lapse.

(c) If a Participant's service or employment is terminated before the expiration of the Restricted Period by the Company or any Subsidiary for Cause or by the Participant (other than as a result of death or Disability), the Participant shall forfeit all Restricted Stock.

4.5 CHANGE OF CONTROL. Upon any Change of Control all restrictions and forfeiture provisions applicable to shares of Restricted Stock granted to the Participant hereunder and not previously forfeited shall immediately lapse and the certificate or certificates representing the Restricted Stock that were granted to the Participants shall be delivered to the Participants as unrestricted Common Shares, subject to the provisions of Section 5.2.

4.6 WAIVER OF RESTRICTIONS. The Committee, in its sole discretion, may at any time waive any or all restrictions with respect to any shares of Restricted Stock.

SECTION V. MISCELLANEOUS

5.1 TERMINATION. The provisions relating to the Restricted Stock granted hereunder shall continue to apply with respect to all shares of Restricted Stock until the restrictions lapse or the shares are forfeited.

5.2 WITHHOLDING. The Participant shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local tax withholding requirements attributable to the grant of Restricted Stock, the issuance of Restricted Stock hereunder, or upon the vesting of or lapse of restrictions on such Restricted Stock. If these amounts are not paid when requested, then at the election of the Committee, shares of Restricted Stock with a value equal to the amount of tax to be withheld shall be forfeited.

5.3 LEGAL AND OTHER REQUIREMENTS. The grant of Restricted Stock and the distribution of shares of Restricted Stock provided by this Grant Agreement shall be subject to the condition that if at any time the Company determines in its discretion that the satisfaction of withholding tax or other tax liabilities, or the listing, registration or qualification of any shares of Restricted Stock upon any securities exchange or under any federal or state law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with such grant or distribution, then in any such event, such grant or distribution shall not be effective unless such
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liabilities have been satisfied or such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

5.4 CHOICE OF LAW. This Grant Agreement and the Plan, their validity, interpretation and administration and the rights and obligations of all Persons having an interest therein shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that such laws may be preempted by federal law.

5.5 FRACTIONAL SHARES. The Company shall not be required to issue or deliver any fractional share of Restricted Stock issuable under this Grant Agreement. Fractional shares will be paid in cash.

5.6 NO EMPLOYMENT CONTRACT. Neither this Grant Agreement nor the Plan shall confer upon the Participant any right to continued employment by the Company or in any way interfere with the right of the Company to terminate the employment of any Participant at any time.

5.7 SECTION 83(B) ELECTIONS. If a Participant files an election with the Internal Revenue Service to include the fair market value of any shares of Restricted Stock in gross income then the Participant shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld (if any) to enable the Company to claim an income tax deduction with respect to such election.

                                       Wellman, Inc.


                                       By: /s/ Keith R. Phillips
                                           -------------------------------------
                                       Name: Keith R. Phillips
                                       Title: VP & Chief Financial Officer


Agreed to by:


Participant's Signature:               /s/ Keith R. Phillips
                                       -----------------------------------------
Name (Please Print):                   Keith R. Phillips
Social Security Number:                XXX-XX-XXXX